INDEPENDENT AUDITOR'S CONSENT


                                                                 August 26, 1998


To the Shareholders and Board of Trustees
Quaker Investment Trust:


     We consent to the use of our report dated August 20, 1998 included in the registration statement on Form N-1A of the Quaker Investment Trust (comprising, respectively, the Quaker Enhanced Stock Market Fund, the Quaker Core Equity Fund, the Quaker Aggressive Growth Fund, the Quaker Mid Cap Value Fund, the Quaker Small-Cap Value Fund, and the Quaker Fixed Income Fund) and to the
reference  to  our  firm  under  the  heading  "Financial   Highlights"  in  the
prospectus.

                                       Goldenberg Rosenthal Friedlander, LLP /S/


Jenkintown, Pennsylvania